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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934
                         -------------------------------

       Date of Report (Date of earliest event reported) September 30, 1996

                      WEST COAST ENTERTAINMENT CORPORATION
                      ------------------------------------
             (Exact Name of Registrant as specified in its charter)

Delaware                    0-28072                      04-3278751
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(State or other            (Commission               (IRS Employer
jurisdiction of             File Number)              Identification No.)
incorporation)

                    9990 Global Road, Philadelphia, Pa. 19115
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (215) 677-1000
                                                   --------------

                                       N/A
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(Former name or former address, if changed since last report)

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Item 2    Acquisition or Disposition of Assets
------    ------------------------------------

     Recent Acquisitions
     -------------------

     On September 30, 1996, West Coast Entertainment Corporation (the "Company") acquired from an unrelated selling group a total of 14 video specialty stores. Such acquisition, together with the previous acquisition by the Company of five video specialty stores on August 26, 1996 and the subsequent acquisition by the Company of one video specialty store on October 1, 1996 (collectively, the "Fall 1996 Acquisitions") from three unrelated selling groups (the "Fall 1996 Sellers") were of an aggregate size sufficient to require the filing of this Current Report on Form 8-K. The terms of the Fall 1996 Acquisitions were negotiated with the Fall 1996 Sellers at arm's length.

     The Company intends to extend the West Coast Video(R) name and logo and its registered trademark The Movie Buff's Movie Store(R) to the acquired stores as soon as practicable. The Company also intends to integrate the acquired stores into the Company's management information, telecommunications, management, marketing, finance and accounting, entertainment purchasing, distribution, retail operations and merchandising systems as soon as is feasible over an 18-month period following closing of the Fall 1996 Acquisitions. The Company expects the aggregate costs of converting the acquired stores to West Coast signage and format to be approximately $0.3 million over an 18-month period following consummation of the Fall 1996 Acquisitions.


     Set forth below is a brief description of each of the Fall 1996
Acquisitions:


                             Number of Owned
                              and Operated
Name of Seller(s)                Stores           Locations
-----------------            ---------------      ---------

JJ Video Inc.,                               Cincinnati, Ohio (2 stores),
  Picture Show Video,                        Lexington, Kentucky (2 stores)
    Inc., Picture Show                       and Winchester, Kentucky (1
    Video #4, Inc.,                          store)
  Picture Show Video-
    Gardenside, Inc.
  and Picture Show
    Video-Winchester,
    Inc. ("Picture Show")....      5

Group of 15 entities under                   Lyndhurst, Kearny, New Milford,
  common control, each doing                 Hillsdale, Hackensack, Wayne,
  business under the name                    Bergenfield, Belleville,
  Super Video Stores                         Harrison, Rahway, Wallington,
  ("Super Video")............     14         Montclair, Park Ridge and
                                             Emerson, New Jersey


                                      -2-

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

Reel Entertainment, Inc.
  ("Reel Entertainment")...        1         Baton Rouge, Louisiana
                                  --
         Total.............       20


     The 20 stores typically range in size from 2,300 to 6,500 square feet and employ approximately 41 persons full-time and approximately 175 persons part-time. The leases for the stores generally do not vary in important respects from the typical lease for the Company's existing stores.

     After making the Fall 1996 Acquisitions, the Company has 218 owned and operated stores and 287 franchised stores located in 24 states and three foreign countries.

        Consideration Paid. In connection with the Fall 1996 Acquisitions, the Company paid aggregate consideration (excluding costs related to the Fall 1996 Acquisitions) of $13,064,982, consisting of $8,180,982 paid in cash and $4,884,000 paid in shares of Common Stock valued in accordance with the average closing or bid and asked prices of common Stock on Nasdaq over a 15 trading-day period ending one to three trading days before the closing date (92,176 shares at an average formula price of approximately $9.113 per share, in the case of Picture Show, 427,046 shares at an average formula price of $9.177 per share, in the case of Super Video, and 13,624 shares at an average formula price of $9.175 per share, in the case of Reel Entertainment, for a total of 531,678 shares at a weighted average formula price of $9.186 per share). The cash portion of the purchase price was financed with borrowings under the Company's credit facility.


     The following table sets forth the consideration paid for each chain of stores acquired in connection with the Fall 1996 Acquisitions:

                                        Cash                       Common Stock
Prospective                   -----------------------       -----------------------
  Seller                        Amount          %(1)            Amount        %(1)            Total
-----------                     ------          ----            ------        ----            -----
Picture Show                 $1,240,000         59.6%       $  840,000        40.4%         $ 2,080,000
Super Video                   6,640,982(2)      62.9%        3,919,000(3)     37.1%          10,559,982
Reel
 Entertainment                  300,000         70.6%          125,000        29.4%             425,000(4)
                             ----------         ----        ----------        ----          -----------

    Total                    $8,180,982                     $4,884,000                      $13,064,982
                             ==========                     ==========                      ===========

-----------

(1) Percentage of total consideration for each Fall 1996 Acquisition represented by the cash component and by the stock component, respectively.

(2) Includes $399,982 of liabilities assumed by the Company and adjustments for certain prepaid expenses.

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(3)  One-third, or 142,349, of these shares will be delivered on March 30, 1997, another one-third on September 30, 1997, and the remaining one-third on March 30, 1998. The consideration payable on March 30, 1997, as well as half of the consideration payable on September 30, 1997, will be subject to redetermination based on the closing price of Common Stock on Nasdaq on each such issuance date, if such closing price is less than the originally determined average price ($9.177 per share). The additional consideration to be paid to this Fall 1996 Seller in such event would be payable, at the Company's election, in cash and/or in shares of Common Stock valued for this purpose on the basis of the subsequent closing price.

(4) Subject to subsequent adjustment based upon proration for rental prepayments and other prepaid expenses.

     Financial statements for the Picture Show and Super Video chains are described in Item 7 below.

     FUTURE CLOSINGS. The Company and the seller of the Reel Entertainment store have entered into an asset purchase agreement providing for the purchase and sale of three additional existing Reel Entertainment stores, subject to the satisfaction of various closing conditions. These stores are located in Lafayette, Lake Charles and Hammond, Louisiana. An additional $300,000 of cash and $125,000 of stock will be delivered at the closing of each of the three stores. These closings are currently expected to occur on or about December 2, 1996 and March 3 and May 1, 1997. At its election, the Company may substitute cash for stock at any or all of the closings for the three stores.

     PUTS AND CALLS ON ADDITION STORES. In August 1996 the Company entered into a cross purchase agreement with the sellers of the Picture Show chain, under which the sellers have the right to require the Company to buy, and the Company has the right to require the sellers to sell, up to four additional stores operated or to be operated by the sellers. Such options are exercisable at specified times between August 1997 and October 2000. The purchase prices for such additional stores will be equal to 3.5 times their respective net operating cash flow (as defined) for specified periods and will be payable by delivery, one year following the respective closing dates, of unsecured promissory notes of the Company each bearing interest at a rate of 2% per annum and payable in full, both as to principal and interest, four years after such closing date, subject to the right of such sellers to elect, prior to delivery of such note, to receive in lieu of such note shares of Common Stock valued for this purpose at approximately $9.113 per share. Such election may be made only within ten days after delivery by the Company, on one or more dates selected by the Company, of a current prospectus covering such stock.


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     On October 1, 1996 the Company and the seller of the Reel Entertainment stores entered into an area development agreement and a related option agreement with respect to a total of up to 31 franchised stores to be located in Louisiana. The developer, which will have exclusive rights to a defined territory in the Louisiana area, paid the Company $100,000 upon execution of the agreements; will pay an additional $69,000 on October 1, 1997 and an additional $25,000 on October 1, 1998 and will pay up to an additional $31,000 as stores are opened. The option agreement gives the Company the right to acquire, at specified times, the assets of specified numbers of the franchised stores, during a 39-month period commencing on October 1, 1998, at a purchase price equal to approximately 4.5 times the stores' aggregate net operating cash flow, as defined in the option agreement. A portion of the purchase price of each tranche of eight or more stores, equal to the lesser of $2.0 million or 50% of such purchase price, will be payable in cash and the balance will be payable, at the Company's election, in cash or in shares of Common Stock. The price to be used in calculating the number of shares to be issued will be the average closing price of Common Stock over the 15 trading-day period ending on the third trading day prior to the closing date of the store in question. The purchase price for the first tranche of stores may be reduced or increased based upon the Net Operating Cash Flow (as defined) for the four stores acquired or to be acquired from Reel Entertainment under the Asset Purchase Agreement dated October 1, 1996. Subject to the satisfaction of certain conditions, the area development agreement also gives the franchisee the right, during a 39-month period commencing on April 1, 1998, to require the Company to acquire between eight and 31 of such stores at specified times at the same price and on the same terms as described above, as well as any additional stores acquired by the franchisee, the acquisition of which was approved by the Company.

Item 7.   Financial Statements, Pro Forma Financial
------    Information and Exhibits.
          -----------------------------------------

     (a) The financial statements of the Picture Show and Super Video chains acquired in the Fall 1996 Acquisitions, prepared pursuant to Rule 3-05 of Regulation S-X, are included in the Supplement dated September 24, 1996 (the "Supplement") to the definitive Prospectus dated September 23, 1996 (the "Prospectus"), both of which documents were filed pursuant to Rule 424(b) on September 30, 1996 covering certain shares of stock registered under the Registration Statement of the Registrant on Form S-1 (File No. 333-8683) dated August 21, 1996 (pages F-8 through F-40 of the Supplement) filed as Exhibit 28 and are incorporated by reference herein.


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     (b)  The pro forma financial information required pursuant to Article 11 of
          Regulation S-X is included in the Supplement (pages S-6 through S-17) filed as Exhibit 29 and is incorporated by reference herein.

     (c)  Exhibits

EXHIBIT
   NO.                        DESCRIPTION
-------                       -----------

1. Asset Purchase Agreement dated August 23, 1996 by and among West Coast Entertainment Corporation, a Delaware corporation formerly known as RKT Acquisition Co. (the "Company") and J.J. Video Inc. - Film Festival ("JJ"), Picture Show Video - Gardenside, Inc. ("Gardenside"), Picture Show Video - Winchester, Inc. ("Winchester"), Picture Show Video No. 4, Inc. ("Brentwood") and Picture Show Video, Inc. Bernard ("St. Bernard," and collectively with JJ, Gardenside, Winchester and Brentwood, the "Seller") and Charles Johnson, as amended.

2. Instrument of Evidence of Indebtedness dated August 23, 1996 between Company and Seller.

3. Cross Purchase Agreement dated August 23, 1996 with Respect to Additional Stores between Charles Johnson and the Company.

4. Asset Purchase Agreement dated September 30, 1996 by and among the Company, Steven Matsakis, Hal Greene and Brian Miller (collectively, the "Principals" and individually, a "Principal"), and Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Hack Video Inc., Bell Video Inc., Bergen Video Inc., Harris Video Inc., Rahway Video Inc., Wall Video Inc., Mont Video Inc., Super Video of Park Ridge, Inc., Emerson Video LLC, Super Video Management Co., Inc. and Large Corporation (collectively, the "Super Video Sellers," and individually, a "Super Video Seller").

5. Instrument of Evidence of Indebtedness dated September 30, 1996 between the Company and the Super Video Sellers.

6.       Asset Purchase Agreement dated October 1, 1996 among the
         Company, Reel Entertainment, T. George Solomon, Jr. and Bank One Equity Investors, Inc.

7.       Area Development Agreement dated October 1, 1996 between
         West Coast Franchising Company and Reel Entertainment, Inc.

8. Retail Store Option Agreement dated October 1, 1996 between the Company and Reel Entertainment, Inc.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WEST COAST ENTERTAINMENT
                                                 CORPORATION

                                                 By: /s/ Donald R. Thomas
                                                    ---------------------------
                                                    Donald R. Thomas
                                                    Chief Operating Officer